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STATE OF ALABAMA      )                                               EXHIBIT 24
COUNTY OF JEFFERSON   )

                               POWER OF ATTORNEY
                       ($400,000,000 SHELF REGISTRATION)


           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and/or Directors of Energen Corporation, whose signatures appear below hereby constitutes and appoints Rex J. Lysinger, Wm. Michael Warren, Jr., and Geoffrey
 C. Ketcham, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Energen Corporation on Form S-3 relating to the offering of up to $400,000,000 aggregate amount of debt and/or equity securities of Energen Corporation, including all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Dated as of the 25th day of November, 1997.


/s/ STEPHEN D. BAN                     /s/ JULIAN W. BANTON
------------------------------         ------------------------------
STEPHEN D. BAN - Director              JULIAN W. BANTON - Director


/s/ R.D. CASH                          /s/ J. MASON DAVIS, JR.
------------------------------         ------------------------------
R.D. CASH - Director                   J. MASON DAVIS, JR. - Director


/s/ JAMES S.M. FRENCH                  /s/ WALLACE L. LUTHY
------------------------------         ------------------------------
JAMES S.M. FRENCH - Director           WALLACE L. LUTHY - Director


/s/ REX J. LYSINGER                    /s/ JUDY M. MERRITT
------------------------------         ------------------------------
REX J. LYSINGER - Director,            JUDY M. MERRITT - Director
Chairman of the Board


/s/ DRAYTON NABERS, JR.                /s/ GEORGE S. SHIRLEY
------------------------------         ------------------------------
DRAYTON NABERS, JR. - Director         GEORGE S. SHIRLEY - Director


/s/ WM. MICHAEL WARREN, JR.            /s/ G.C. KETCHAM
------------------------------         ------------------------------
WM. MICHAEL WARREN, JR.                G.C. KETCHAM - Executive Vice
Director and President and Chief       President, Chief Financial Officer
Operating Officer                      and Treasurer